EXHIBIT 99.C1



                                  Exhibit 10(b)

                          Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2001 with respect to the 2000 financial statements and financial highlights of the WRL Series Annuity Account, included in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 33-49556) and related Prospectus of WRL Series Annuity Account.

                                                         ERNST & YOUNG LLP


Des Moines, Iowa
April 18, 2001